UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2012

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50888	46-0510685
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

6075 Longbow Dr. Suite 200, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (303) 444-7755

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 14, 2012, AeroGrow International, Inc. (the “Company”) closed on the private sale of $1,285,722 in Series 2012CC 15% secured promissory notes backed by a portion of the Company’s prospective credit card receipts, (the “Credit Card Notes”) and 12,857,220 shares of common stock (collectively, the “Credit Card Offering”).  Consideration for the Credit Card Offering comprised $1,285,722 in cash.  After deducting $46,128 of placement agent sales commissions (5% on third-party investors, 3% on Company-referred investors and 0% on investments by officers and directors of the Company) and expenses, net cash proceeds to the Company totaled $1,239,594.   In addition, the Company will issue 1,285,722 shares of common stock to the placement agent as additional sales compensation, representing one share of common stock for every 10 shares issued to investors in the Credit Card Offering.

The Company intends to use the proceeds from the Credit Card Offering to invest in advertising and marketing programs to support its direct-to-consumer business, purchase inventory, provide other general working capital, repay $198,406 of Series 2011CC 17% Notes (including accrued interest) and pay commissions and expenses related to the private offering.  The issuance of the Credit Card Offering was conducted in reliance upon exemptions from registration requirements under the Securities Act of 1933 (the “Securities Act”), including, without limitation, those under Rule 506 of Regulation D (as promulgated under the Securities Act).  The Credit Card Offering was offered and sold only to investors who are, or the Company reasonably believed to be, “accredited investors,” as defined in Rule 501(a) of Regulation D under the Securities Act.  Because the Credit Card Offering has not been registered under the Securities Act, the securities sold in the Credit Card Offering are “restricted securities” within the meaning of Rule 144 under the Securities Act, and investors will not be able to sell the securities in the United States absent an effective registration statement or an applicable exemption from registration.

Directors and officers of the Company invested $245,000 in the Credit Card Offering and were issued Credit Card Notes with a face amount of $245,000 and 2,450,000 shares of common stock.  Investors having a beneficial ownership in the Company of more than 5% who are not also directors or officers of the Company invested $350,000 in the Credit Card Offering and were issued Credit Card Notes with a face amount of $350,000 and 3,500,000 shares of common stock.  The investments by the directors, officers, and investors having a beneficial ownership in the Company of more than 5% who are not also directors or officers of the Company, were on the same terms and conditions as all other investors in the Credit Card Offering.

The Credit Card Notes bear interest at 15% per annum and have a final maturity of November 1, 2013.  20% of the Company’s daily credit card receipts will be held in escrow with First Western Trust Bank under an Escrow and Account Control Agreement to fund bi-weekly payments of principal and interest to the investors in the Credit Card Offering.

Item 3.02 Unregistered Sales of Equity Securities.

Investors in the Credit Card Offering were issued 12,857,220 shares of common stock of the Company (the “Offering Shares”).  Each investor was issued 10 Offering Shares for every dollar that was invested in the Credit Card Offering.  In addition, the Company will issue 1,285,722 shares of common stock of the Company to the placement agent (the “Placement Agent Shares”) as sales compensation equal to one share for every 10 shares issued to investors in the Credit Card Offering.  The issuance of the Offering Shares and Placement Agent Shares was conducted in reliance upon exemptions from registration requirements under the Securities Act, including, without limitation, those under Rule 506 of Regulation D (as promulgated under the Securities Act).  The Offering Shares were offered and sold only to investors who are, or the Company reasonably believed to be, “accredited investors,” as defined in Rule 501(a) of Regulation D under the Securities Act.  Because the Credit Card Offering has not been registered under the Securities Act, the shares issued pursuant to the Credit Card Offering are “restricted securities” within the meaning of Rule 144 under the Securities Act, and investors will not be able to sell the securities in the United States absent an effective registration statement or an applicable exemption from registration.

Item 9.01  Exhibits

(d)	Exhibits

  4.1           Form of Credit Card Note
10.3           Escrow and Account Control Agreement with First Western Trust Bank.

Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission, particularly in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.

By: /s/ H. MacGregor Clarke
H. MacGregor Clarke
Chief Financial Officer and Treasurer

DATED:  September 18, 2012